Exhibit 21

SUBSIDIARIES OF THE PARENT

The table below is a list of direct and indirect subsidiaries of the Parent as of December 31, 2016, and the state or jurisdiction in which the subsidiaries are organized. Pursuant to Item 601(b)(21)(ii) of Regulation S-K, certain subsidiaries of the Parent have been omitted from this list because, considered in the aggregate as a single subsidiary, such subsidiaries would not constitute a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X.

Subsidiary	Jurisdiction of Incorporation or Organization
AILS, Inc.	Delaware
Augustus Ventures, L.L.C.	Nevada
Azalea Asset Management, Inc.	Delaware
Bergamasco Funding, LLC	Delaware
Biscoe Finance, LLC	Delaware
Brittlebush Financing, LLC	Nevada
Carnation Asset Management, Inc.	Delaware
Danube Holdings I C.V.	Netherlands
Danube I Limited Partner, LLC	Delaware
Eastdil Secured Broker Services, Inc.	Delaware
Eastdil Secured, L.L.C.	New York
EVEREN Capital Corporation	Delaware
Falcon Asset Management, Inc.	Delaware
FNL Insurance Company, Ltd	Hawaii
Greenfield Funding, LLC	Minnesota
Iapetus Funding, LLC	Delaware
IntraWest Asset Management, Inc.	Delaware
Island Finance Holding Company, LLC	Cayman Islands
Komondor Funding, LLC	Delaware
Mastiff Funding, LLC	Delaware
Monument Street Funding, LLC	Delaware
Mulberry Asset Management, Inc.	Delaware
Norwest Equity Partners IX, LP	Delaware
Norwest Financial Funding, Inc.	Nevada
Norwest Venture Partners IX, LP	Delaware
OmniPlus Capital Corporation	Tennessee
Pelican Asset Management, Inc.	Delaware
Peony Asset Management, Inc.	Delaware
Pheasant Asset Management, Inc.	Delaware
PRN Holdings, LLC	Delaware
Pumi Funding, LLC	Delaware
Pyrenees Funding, LLC	Delaware
REDUS Properties, Inc.	Delaware
Sagebrush Asset Management, Inc.	Delaware
Salvo Finance GP	Delaware
Silver Asset Management, Inc.	Delaware
Sirius Funding, LLC	Delaware
Sparta GP Holding, LLC	Delaware

Stagecoach Wagon Wheel, Inc.	California
The Thirty-Eight Hundred Fund, LLC	Delaware
Trade School Finance LLC	Delaware
Union Hamilton Reinsurance, Ltd.	Bermuda
Violet Asset Management, Inc.	Delaware
Wachovia Trade Finance Corporation	Delaware
Wells Capital Management Incorporated	California
Wells Fargo Affordable Housing Community Development Corporation	North Carolina
Wells Fargo Auto Receivables, LLC	Delaware
Wells Fargo Bank International Unlimited Company	Ireland
Wells Fargo Bank South Central, National Association	United States
Wells Fargo Bank, National Association	United States
Wells Fargo Capital Finance, LLC	Delaware
Wells Fargo Clearing Services, LLC	Delaware
Wells Fargo Commercial Distribution Finance, LLC	Delaware
Wells Fargo Community Development Corporation	Nevada
Wells Fargo Community Investment Holdings, LLC	Delaware
Wells Fargo Dealer Floorplan Master Note Trust	Delaware
Wells Fargo Distribution Finance, LLC	Delaware
Wells Fargo Equipment Finance, Inc.	Minnesota
Wells Fargo Financial Leasing, Inc.	Iowa
Wells Fargo Financial National Bank	United States
Wells Fargo Financial, LLC	Iowa
Wells Fargo Funding, Inc.	Minnesota
Wells Fargo Funds Management, LLC	Delaware
Wells Fargo Home Mortgage Real Estate Funding 1, Inc.	Delaware
Wells Fargo Insurance Re, Inc.	Vermont
Wells Fargo Insurance, Inc.	Minnesota
Wells Fargo International B.V.	Netherlands
Wells Fargo Investment Group, Inc.	Delaware
Wells Fargo Municipal Capital Strategies, LLC	Delaware
Wells Fargo Municipal Funding, LLC	Delaware
Wells Fargo Preferred Funding Holding Corp.	California
Wells Fargo Principal Lending, LLC	Delaware
Wells Fargo Rail Corporation	North Carolina
Wells Fargo Real Estate Investment Corporation	Delaware
Wells Fargo Securities, LLC	Delaware
Wells Fargo Vendor Financial Services, LLC	California
Wells Fargo Wind Holdings LLC	Delaware
WFC Holdings Corporation	Delaware
Whippet Funding, LLC	Delaware